Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated October 23, 2025, relating to the financial statements and financial highlights of each of the Funds listed in Appendix A, which appear in Invesco Exchange-Traded Fund Trust II’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 17, 2025

Appendix A

Invesco California AMT-Free Municipal Bond ETF
Invesco CEF Income Composite ETF
Invesco Dorsey Wright SmallCap Momentum ETF
Invesco Equal Weight 0-30 Year Treasury ETF
Invesco ESG NASDAQ 100 ETF
Invesco ESG NASDAQ Next Gen 100 ETF
Invesco ESG S&P 500 Equal Weight ETF
Invesco Floating Rate Municipal Income ETF
Invesco Fundamental High Yield Corporate Bond ETF
Invesco Fundamental Investment Grade Corporate Bond ETF
Invesco KBW Bank ETF
Invesco KBW High Dividend Yield Financial ETF
Invesco KBW Premium Yield Equity REIT ETF
Invesco KBW Property & Casualty Insurance ETF
Invesco KBW Regional Banking ETF
Invesco MSCI North America Climate ETF(a)
Invesco MSCI USA ETF
Invesco NASDAQ 100 ETF
Invesco Nasdaq Biotechnology ETF
Invesco Nasdaq Free Cash Flow Achievers ETF
Invesco NASDAQ Future Gen 200 ETF
Invesco NASDAQ Next Gen 100 ETF
Invesco National AMT-Free Municipal Bond ETF
Invesco New York AMT-Free Municipal Bond ETF
Invesco PHLX Semiconductor ETF
Invesco Preferred ETF
Invesco QQQ Low Volatility ETF(b)
Invesco Russell 1000 Equal Weight ETF
Invesco S&P 500 Enhanced Value ETF
Invesco S&P 500 ex-Rate Sensitive Low Volatility ETF
Invesco S&P 500 High Dividend Growers ETF
Invesco S&P 500 High Dividend Low Volatility ETF
Invesco S&P 500 Low Volatility ETF
Invesco S&P 500 Minimum Variance ETF
Invesco S&P 500 Momentum ETF
Invesco S&P 500 QVM Multi-factor ETF
Invesco S&P 500 Revenue ETF
Invesco S&P 500 High Beta ETF
Invesco S&P MidCap 400 QVM Multi-factor ETF
Invesco S&P MidCap 400 Revenue ETF
Invesco S&P MidCap Low Volatility ETF
Invesco S&P SmallCap 600 GARP ETF
Invesco S&P SmallCap 600 QVM Multi-factor ETF

Invesco S&P SmallCap 600 Revenue ETF
Invesco S&P SmallCap Consumer Discretionary ETF
Invesco S&P SmallCap Consumer Staples ETF
Invesco S&P SmallCap Energy ETF
Invesco S&P SmallCap Financials ETF
Invesco S&P SmallCap Health Care ETF
Invesco S&P SmallCap High Dividend Low Volatility ETF
Invesco S&P SmallCap Industrials ETF
Invesco S&P SmallCap Information Technology ETF
Invesco S&P SmallCap Low Volatility ETF
Invesco S&P SmallCap Materials ETF
Invesco S&P SmallCap Quality ETF
Invesco S&P SmallCap Utilities & Communication Services ETF
Invesco S&P Ultra Dividend Revenue ETF
Invesco Senior Loan ETF
Invesco Short Term Treasury ETF
Invesco Solar ETF
Invesco Taxable Municipal Bond ETF
Invesco Variable Rate Preferred ETF

(a) For the period December 9, 2024 (commencement of investment operations) through August 31, 2025
(b) For the period December 2, 2024 (commencement of investment operations) through August 31, 2025

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